                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 12, 1999



                        ICF KAISER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


   Delaware                      File No. 1-12248                    54-1437073
(State or other                  (Commission File                 (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                               9300 Lee Highway
                         Fairfax, Virginia  22031-1207
         (Address of principal executive offices, including zip code)



                                 703-934-3600
             (Registrant's telephone number, including area code)

Item 5.    Other events
           ------------

On April 5, 1999, ICF Kaiser International, Inc. announced that James Maiwurm will become CEO and President of the Company, and company veterans Richard Leupen and Bob Cochran will assume new roles as, respectively, President of International Business and President of North America Business.

Maiwurm, who has been a senior advisor and outside counsel to the Company for nearly a decade, will transition from Keith M. Price, who was asked to head the Company last November and help see it through the problems brought on by cost overruns of four nitric acid projects. Bob Cochran has served as Group Senior Vice President for Business Development, Environment and Facilities Management Group, and Richard Leupen has served as Group President of the ICF Kaiser Engineers and Constructors Group. Tim O'Connor, who has played a lead role in the Company's pending asset dispositions, will continue as the Company's Chief Financial Officer and will become more involved in large project development worldwide.

"Keith Price has successfully re-positioned the Company for recovery," said Chairman of the Board Tony Coehlo. "What should be absolutely clear, as quality product is delivered from all four nitric plants, is that Kaiser Engineers keeps its word about finishing difficult projects. With the sale of both our Consulting Group and our Environment and Facilities Management Groups, we will now be able to focus on moving the Company forward in the tradition of Kaiser Engineers."

"Jim Maiwurm is an outstanding leader," continued Coelho. "Jim brings his years with ICF Kaiser to bear, as well as his understanding of, and credibility with, the financial markets. Our new team, working with the ICF Kaiser staff, will help the Company aggressively build on our core strengths."

"The task in front of us is to make Kaiser Engineers profitable for our shareholders by being a focussed, innovative, and extremely disciplined international business" said Maiwurm. "Our traditional expertise and our current book of business in the transit, water, alumina/aluminum, iron, steel, and mineral industries are real strengths. We believe transportation and infrastructure management, particularly when focused on large-scale public projects, including Rocky Flats, are all areas where Kaiser has an outstanding reputation, and we intend to strengthen these lines of business."

Maiwurm also said that, in pursuing these lines of business, both nationally and internationally, Bob Cochran and Richard Leupen will have overall command of the business lines, and focus on developing new business. The Company will continue to rely on the resourcefulness of its Chief Financial Officer Tim O'Connor.

Maiwurm, who has been involved in the operational, financial, legal, and corporate affairs of the Company, has most recently served as its outside counsel from Squire, Sanders & Dempsey, where he is a partner. Known and respected for his work in designing, managing, and executing major transactions, Maiwurm was closely involved in the resolution of the nitric acid issues and the preparation for the asset divestitures of the past year.

Maiwurm said, "In the aftermath of the upheaval of the past year, we will focus on business development efforts, building on the strengths of our employees throughout the world, and reducing unnecessary costs. We intend for Kaiser's continuing recovery to be a company-wide team effort."

"Keith Price has asked to step out of the day-to-day operations, and while we are acceding to his wishes, we cannot afford to let his experience and knowledge of the Company leave," Coehlo stated. "Keith has agreed to remain as a consultant for strategic planning, marketing, business development, and operational issues, with an office here in Fairfax. I have also asked Keith to Chair a new Strategic Planning Committee of the Board."

"The Kaiser name will be in good hands with Jim Maiwurm," said Keith Price. "The next months are critical for the Company, and Jim knows the issues inside
and out.   I have been proud to have played a part in putting the Company in a position to focus on its core competencies of engineering and construction. I was brought in to fix a difficult situation, and I am pleased with the progress we have made."

"There has been a lot of transition at the Company over the last year in terms of management and focus. I think Keith has done an excellent job of putting together a management team which includes Jim, Richard, Bob, Tim, and the rest of the Senior staff that will be able to take ICF Kaiser into the year 2000 and beyond," said Board Member Jarrod M. Cohen.

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

JAMES J. MAIWURM
----------------

James J. Maiwurm is a partner in the firm of Squire, Sanders & Dempsey, where he has advised and acted for clients in a broad range of financially related matters. Maiwurm has served as outside counsel for ICF Kaiser International and has consistently played a major role in the financial, legal, and corporate affairs of the Company. Known and respected for his work in designing, managing, and executing major transactions, Maiwurm was closely involved in the resolution of the nitric acid issues and the preparation of the asset divestitures the Company has faced in the past year.

Maiwurm is a noted expert and regularly speaks on topics and is involved in issues involving capital formation, domestic and international joint ventures and strategic alliances, financial disclosure, securities law and mergers and acquisitions. He was the founding chair of a Washington-area venture capital forum and is the current chair of the Technology Resource Alliance, and is a member of Leadership Washington and The Economic Club of Washington. He also serves on the Board of Trustees of Davis Memorial Goodwill Industries.

After completing undergraduate studies at the College of Wooster, Ohio, Maiwurm earned his law degree at the University of Michigan. He is a member of Phi Beta Kappa and the bars of the District of Columbia, Ohio, New York and Maryland.

RICHARD A. LEUPEN
-----------------

Richard A. Leupen has been with ICF Kaiser International for a number of years, most recently as Group President of the ICF Kaiser Engineers and Constructors Group. He came to that position after serving as Managing Director/Asia-Pacific region, overseeing the development of ICF Kaiser into one of Australia's most respected engineering organizations. Also in that role he was responsible for oversight of all Asia-Pacific operations for the Company, including mineral processing, oil and gas, and environmental engineering projects.

Leupen has built a solid 26-year career, with extensive experience in project and business management, project financing, feasibility studies, construction management and process design. Prior to joining ICF Kaiser, Leupen's employment included: Managing Partner and owner, Protech Pty Ltd.; senior executive, Simcoa Operations Pty Ltd. Booth and Partners Pty Ltd. and Gutteride Haskins and Davey. He has also held executive positions with Shell and Australian Iron and Steel and was the registered mine manager of Simcoa Smelter Operations.

A native of Australia, Leupen holds a B.Sc. degree in mechanical engineering from the University of New South Wales and is a chartered professional engineer.

S. ROBERT COCHRAN
-----------------

S. Robert Cochran has more than twenty years experience in facilities operations, engineering, and management, as well as the environmental engineering industry, including the last four as a Senior Vice President of ICF Kaiser International. Cochran serves on the board of managing directors of Kaiser-Hill, LLC, the joint venture that holds the $3 billion Rocky Flats nuclear operations and decommissioning contract with the Department of Energy. Cochran also serves on the Board of Directors for the $2 billion Space Gateway Support joint venture that provides operational, engineering, security, and environmental support at the Kennedy Space Flight Centers, Cape Canaveral, and Patrick Air Force Base. Additionally, he has been responsible for business development activities in the areas of engineering and facilities operations, nuclear facility decommissioning and deactivation, technology development, and environmental remediation.

Before joining ICF Kaiser, Cochran was Senior Vice President of Hazwaste Industries, Inc. & Earth Technology Incorporated, focusing primarily on business development in the hazardous and radioactive site cleanup area. He was Senior Vice President and partner with Interface Incorporated; served as Vice President of PEI/IT; was senior project and geotechnical group manager with JRB/SAIC; and for Versar, Inc. worked as a senior project geologist.

Cochran also has served as a member of a panel composed of national experts that evaluated and recommended changes to the Superfund remedy selection process. He has published several geotechnical and engineering papers and books concerning the application of technologies in the environmental, water treatment, and mining industries. He received a B.S. in Geology from James Madison University and is a registered professional geologist.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ICF KAISER INTERNATIONAL, INC.
                                                  (Registrant)


                                         /s/ Timothy P. O'Connor
                                         ---------------------------
                                         Timothy P. O'Connor
                                         Senior Vice President and
                                         Chief Financial Officer



Date:   May 12, 1999

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